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                                                                    EXHIBIT 10.3

                         EXPENSE AND INDEMNITY AGREEMENT

         This Expense and Indemnity Agreement (this "Agreement") is entered into as of [ ], 2003, by and between Principal Life Insurance Company, an Iowa life insurance company ("Principal Life"), and GSS Holdings II, Inc., as trust beneficial owner (the "Trust Beneficial Owner").

         WHEREAS, in consideration of the Trust Beneficial Owner being the sole beneficial owner of each Trust created in connection with the Program and pursuant to the Program Documents, Principal Life hereby agrees to the following compensation arrangements and terms of indemnity.

         NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party hereby agrees as follows:

                                    ARTICLE I
                                   DEFINITIONS

                 Section 1.01. Definitions. All capitalized terms not otherwise defined herein will have the meanings set forth in the Standard Indenture Terms attached as Exhibit 4.1 to Form S-3 Registration Statement No. 333-______ filed with the Securities and Exchange Commission by Principal Life and Principal Financial Group, Inc. on [ ], 2003, as may be amended. The following terms, as used herein, have the following meanings:

         "Excluded Amounts" means (i) any obligation of any Trust to make any payment to any Holder in accordance with the terms of the applicable Indenture or such Trust's Notes, (ii) any obligation or expense of any Trust to the extent that such obligation or expense has actually been paid utilizing funds available to such Trust from payments under the applicable Funding Agreement or the Guarantee, (iii) any cost, loss, damage, claim, action, suit, expense, disbursement, tax, penalty or liability of any kind or nature whatsoever resulting from or relating to any insurance regulatory or other governmental authority asserting that: (a) any Trust's Notes are, or are deemed to be, (1) participations in the applicable Funding Agreement or (2) contracts of insurance, or (b) the offer, purchase, sale and/or transfer of any Trust's Notes and/or the pledge and collateral assignment of the applicable Funding Agreement by any Trust to the Indenture Trustee on behalf of the Holders of such Trust's Notes (1) constitutes the conduct of the business of insurance or reinsurance in any jurisdiction or (2) requires such Trust or any Holder of such Trust's Notes to be licensed as an insurer, insurance agent or broker in any jurisdiction,
(iv) any cost, loss, damage, claim, action, suit, expense, disbursement, tax, penalty or liability of any kind or nature whatsoever imposed on the Trust Beneficial Owner that results from the bad faith, misconduct or negligence of the Trust Beneficial Owner, (v) any costs and expenses attributable solely to the Trust Beneficial Owner's administrative overhead unrelated to the Program,
(vi) any tax imposed on fees paid to the Trust Beneficial Owner, (vii) any withholding taxes imposed on or with respect of payments made under the applicable Funding Agreement, the applicable Indenture or a Trust's Note and
(viii) any Additional Amounts paid to any Holder.

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         "Fees" means the fees agreed to between Principal Life and the Trust
Beneficial Owner as set forth in the fee schedule attached as Exhibit A to this Agreement.

         "Obligation" means any and all (i) costs and expenses reasonably incurred (including the reasonable fees and expenses of counsel), relating to the offering, sale and issuance of the Notes by each Trust under the Program and
(ii) costs, expenses and taxes of each Trust; provided, however, that Obligations do not include Excluded Amounts.

                                   ARTICLE II
                                SERVICES AND FEES

         Section 2.01 Fees. Principal Life hereby agrees to pay the Trust Beneficial Owner its Fees.

         Section 2.02 Payment of Obligations. (a) In the event that the Trust Beneficial Owner delivers written notice and evidence, reasonably satisfactory to Principal Life, of any Obligation of the Trust Beneficial Owner, Principal Life shall, upon receipt of such notice, promptly pay such Obligation. Notice of any Obligation (including any invoices) should be sent to Principal Life at its address set forth in Section 4.04, or at such other address as such party shall hereafter furnish in writing.

         (b) The Trust Beneficial Owner will (i) from time to time execute all such instruments and other agreements and take all such other actions as may be necessary or desirable, or that Principal Life may reasonably request, to protect any interest of Principal Life with respect to any Obligation or to enable Principal Life to exercise or enforce any right, interest or remedy it may have with respect to any such Obligation, and (ii) release to Principal Life any amount received from Principal Life relating to any Obligation or any portion of any Obligation, immediately after any such amount relating to such Obligation, or any portion of any such Obligation, is otherwise received by the Trust Beneficial Owner from a party other than Principal Life.

         (c) Principal Life and the Trust Beneficial Owner hereby agree that all payments due under this Agreement in respect of any Obligation shall be effected, and any responsibility of Principal Life to pay such Obligation pursuant to this Agreement shall be discharged, by the payment by Principal Life to the account of the person to whom such Obligation is owed.

                                   ARTICLE III
                                 INDEMNIFICATION

         Section 3.01 Subject to the remaining sections of this Article III, Principal Life covenants to fully indemnify and defend the Trust Beneficial Owner and its executive officers and directors (each, an "Indemnified Person") for, and to hold it harmless against, any and all loss, liability, claim, damage or reasonable expense (including the reasonable compensation, expenses and disbursements of its counsel) arising out of the acceptance by the Trust Beneficial Owner, in its capacity as Trust Beneficial Owner, of the performance of its duties and/or the exercise of its respective rights under the applicable Trust Agreement, including the costs and expenses of defending itself against or investigating any claim of liability in the premises, except


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to the extent such loss, liability, claim, damage or expense arises out of or is related to the bad faith, misconduct or negligence of the Trust Beneficial
Owner. Notwithstanding anything to the contrary, Principal Life shall have no obligation to indemnify or defend the Trust Beneficial Owner for any loss, liability, claim, damage or expense relating to (i) any costs and expenses attributable solely to the Trust Beneficial Owner's administrative overhead unrelated to the Program or (ii) any tax imposed on the Fees paid to the Trust Beneficial Owner.

         Section 3.02 The indemnification provided for herein supersedes in all respects any indemnification provision contained in any other Program Document or any other agreement relating to the Program to which the Trust Beneficial Owner is or becomes a party.

         Section 3.03 An Indemnified Person shall give prompt written notice to Principal Life of any action, suit or proceeding commenced or threatened against the Indemnified Person. In case any such action, suit or proceeding shall be brought involving an Indemnified Person, Principal Life may, in its sole discretion, elect to assume the defense of the Indemnified Person, and if it so elects, Principal Life shall, in consultation with such Indemnified Person, select counsel, reasonably acceptable to the Indemnified Person, to represent the Indemnified Person and pay the reasonable fees and expenses of such counsel. In any such action, investigation or proceeding, the Indemnified Person shall have the right to retain its own counsel but Principal Life shall not be obligated to pay the fees and disbursements of such counsel unless (i) Principal Life and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such action, investigation or proceeding (including any impleaded parties) include both Principal Life and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that Principal Life shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons.

         Section 3.04 If the indemnification provided for herein is invalid or unenforceable in accordance with its terms, then Principal Life shall contribute to the amount paid or payable by an Indemnified Person as a result of such liability in such proportion as is appropriate to reflect the relative benefits received by Principal Life, on one hand, and the Trust Beneficial Owner, on the other hand, from the transactions contemplated by the Program Documents. For this purpose, the benefits received by Principal Life shall be the aggregate value of the relevant Collateral, and the benefits received by the Trust Beneficial Owner shall be the Fees it has been paid up to that point, as the Trust Beneficial Owner, less costs and unreimbursed expenses incurred by it, as Trust Beneficial Owner, in relation to such Collateral. If, however, the allocation provided by the immediately preceding two sentences is not permitted by applicable law, then Principal Life shall contribute to such amount paid or payable by the Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Principal Life, on the one hand, and the Trust Beneficial Owner, on the other hand, in connection with the actions or omissions which resulted in such liability, as well as any other relevant equitable considerations.

         Section 3.05 Principal Life shall be subrogated to any right of the Indemnified Person in respect of the matter as to which any indemnity was paid hereunder.


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         Section 3.06 The Indemnified Person may not settle any action, investigation or proceeding without the consent of Principal Life, not to be unreasonably withheld.

         Section 3.07 Notwithstanding any provision contained herein to the contrary, the obligations of Principal Life under this Article III to any Indemnified Person shall survive the termination of this Agreement pursuant to
Section 4.03.

                                   ARTICLE IV
                                  MISCELLANEOUS

         Section 4.01 No waiver, modification or amendment of this Agreement shall be valid unless executed in writing by the parties hereto.

         Section 4.02 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

         Section 4.03 This Agreement shall terminate and be of no further force and effect upon the date on which (i) there is no Obligation due and payable under this Agreement and (ii) each Program Document has terminated; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time the Trust Beneficial Owner must restore payment of any sums paid under any Obligation or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

         Section 4.04 All notices, demands, instructions and other communications required or permitted to be given to or made upon either party hereto shall be in writing (including by facsimile transmission) and shall be personally delivered or sent by guaranteed overnight delivery or by facsimile transmission (to be followed by personal or guaranteed overnight delivery) and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties thereto at their respective addresses (or their respective facsimile numbers) indicated below:

         To the Trust Beneficial Owner:

         GSS Holdings II, Inc.
         445 Broad Hollow Road, Suite 239
         Melville, New York 11747
         Attention:  Andy Stidd
         Telephone:  (631) 930-7203
         Facsimile:  (212) 302-8767


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         To Principal Life:

         Principal Life Insurance Company
         711 High Street
         Des Moines, IA 50392
         Attention:
         Telephone:
         Facsimile:

             [The remainder of this page left intentionally blank.]



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         IN WITNESS WHEREOF, the parties have executed this Expense and
Indemnity Agreement by their duly authorized officers as of the date hereof.



                                           PRINCIPAL LIFE INSURANCE COMPANY



                                           By:
                                              -----------------------------
                                           Name:
                                           Title:



                                           GSS HOLDINGS II, INC.



                                           By:
                                              -----------------------------
                                           Name:
                                           Title:



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                                                                       EXHIBIT A

                                      FEES

                  The Trust Beneficial Owner shall be entitled to receive the following fees at the times set forth below:

                  [TO COME.]